FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES SECOND QUARTER 2007 EARNINGS RESULTS

FORT WORTH, Texas, (August 9, 2007) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported quarterly net income of $8.8 million for the second quarter ended June 30, 2007 as compared to a net loss of $2.8 million reported for the second quarter of 2006. On a diluted basis, net income per share was $0.42 for the three months ended June 30, 2007 as compared to a net loss of $0.18 per share for the same period in 2006. During the quarter ended June 30, 2007, Hallmark reported total revenues of $68.7 million, representing a 46% increase over the $47.2 million in total revenues for the second quarter of 2006.

Mark J. Morrison, President and Chief Executive Officer, said, "We are very pleased to report that the second quarter of 2007 represented the highest quarterly revenues and profit in the Company’s history. The increase in revenue for the quarter was primarily the result of the continued execution of our plan to increase the retention of the business we produce which, in turn, had the intended result of increasing our bottom line. Even with the general softening market conditions across the property & casualty industry, our overall production growth and policy rates in the quarter and year-to-date have been in line with our expectations. For the six months ended June 30, 2007, gross premiums produced by our operating units have collectively grown by 9.6% over the same period last year. This growth is largely a result of our strategy of controlled geographic expansion into states where business is less price sensitive and where we feel we can achieve adequate pricing for our policies. Our underwriting margins continue to be strong in each of our operating units as we have maintained favorable policy retention levels without the need to give significant rate concessions.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Profitable underwriting continues to be our focus and is reflected in a combined ratio of 86.9% year-to-date and an annualized return on average equity of 18%. Year-over-year growth in book value per share was 22% at quarter end.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	($ in thousands)		($ in thousands)
Gross premiums written	$66,577	$47,876	$131,235	$95,611
Net premiums written	62,296	45,392	123,067	91,171
Net premiums earned	55,310	34,259	106,958	62,693
Commission and fee income	8,159	10,016	16,064	22,280
Investment income, net of expenses	3,047	2,236	6,037	4,593
Realized gain (loss)	828	(1,283)	881	(1,366)
Total revenues	68,736	47,187	132,694	91,707
Net income (loss)	8,815	(2,842)	13,785	(416)
Common EPS - basic	$0.42	$(0.18)	$0.66	$(0.03)
Common EPS - diluted	$0.42	$(0.18)	$0.66	$(0.03)
Annualized return on average equity	22.0%	-10.9%	17.5%	-0.8%
Book value per share	$7.91	$6.47	$7.91	$6.47
Cash flow from operations	$25,619	$20,091	$44,594	$29,673

The increase in net income for both the quarter and year-to-date was largely due to the improved results of the Specialty Commercial Segment and additional investment income from a larger investment portfolio, in both cases primarily as the result of increased retention of premiums. In addition, the first half of 2006 was adversely impacted by $9.6 million of interest expense from amortization attributable to the deemed discount on convertible promissory notes issued in January, 2006 and subsequently converted to common stock during the second quarter of 2006. These increases in net income were partially offset by lower results from the Standard Commercial and Personal Segments during the second quarter and year-to-date 2007.

Increased retention of business produced by the Specialty Commercial Segment and increased production by the Personal Segment were the primary causes of the increase in revenue. Specialty Commercial Segment revenues increased $15.8 million and $28.0 million, or 92% and 84%, during the three months and six months ended June 30, 2007, respectively, as compared to the same periods of 2006. Revenues from the Personal Segment increased $2.8 million and $5.8 million, or 24% and 25%, during the three and six months ended June 30, 2007, respectively, due largely to geographic expansion into new states. The retention of business produced by the Standard Commercial Segment that was previously retained by third parties was the primary reason for that segment’s $0.7 million and $5.0 million increase in revenue for the three months and six months ended June 30, 2007, respectively. Realized gains of $0.8 million and $0.9 million for the three months and six months ended June 30, 2007, respectively, as compared to realized losses of $1.4 million recognized for both the same periods the prior year, were the primary reason for the increase in revenue for Corporate.

Net investment income for the three months ended June 30, 2007 was $3.0 million as compared to $2.2 million for the same period in 2006. Net investment income for the six months ended June 30, 2007 was $6.0 million as compared to $4.6 million for the same period in 2006. The increase reflected higher interest rates and greater average cash and invested assets attributable to increased retention of premiums, positive cash flow from operations and reinvestment of strong earnings for the past four quarters. Hallmark has no exposure in its investment portfolio to sub-prime mortgages and less than $5 thousand total exposure in mortgage backed securities.

Hallmark's net losses and loss adjustment expenses and its net loss ratio for the three months ended June 30, 2007 were $30.7 million and 55.5%, respectively, compared to $20.2 million and 59.0%, respectively, for the same period in 2006. Hallmark's net losses and loss adjustment expenses and its net loss ratio for the six months ended June 30, 2007 were $62.9 million and 58.8%, respectively, compared to $36.9 million and 58.8%, respectively, for the same period in 2006. Hallmark recognized $1.9 million of favorable development on prior years’ loss reserve estimates during the second quarter of 2007 as compared to $0.9 million of favorable development recognized during the same period in 2006. Hallmark recognized $2.1 million of favorable development on prior years’ loss reserve estimates during the first six months of 2007 as compared to $0.8 million of favorable development recognized during the same period in 2006. Hallmark's other operating costs and expenses and its expense ratio for the three months ended June 30, 2007 were $23.7 million and 27.9%, respectively, compared to $20.0 million and 26.8%, respectively, for the same period in 2006. Hallmark's other operating costs and expenses and its expense ratio for the six months ended June 30, 2007 were $46.4 million and 28.1%, respectively, compared to $41.1 million and 27.7%, respectively, for the same period in 2006.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance in Texas, New Mexico, Idaho, Oregon, Montana, Louisiana, Oklahoma, Arkansas and Washington; marketing, distributing, underwriting and servicing non-standard personal automobile insurance in Texas, New Mexico, Arizona, Oklahoma, Arkansas, Louisiana, Idaho, Oregon, Montana, Missouri and Washington; marketing, distributing, underwriting and servicing general aviation insurance in 47 states; and providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands)

	June 30	December 31
	2007	2006
ASSETS	(unaudited)	(audited)

Investments:
Debt securities, available-for-sale, at market value	$160,547	$133,030
Equity securities, available-for-sale, at market value	30,192	4,580
Short-term investments, available-for-sale, at market value	64,086	25,275

Total investments	254,825	162,885

Cash and cash equivalents	41,792	81,474
Restricted cash and cash equivalents	10,042	24,569
Premiums receivable	54,569	44,644
Accounts receivable	12,441	13,223
Prepaid reinsurance premium	1,773	1,629
Reinsurance recoverable	6,505	5,930
Deferred policy acquisition costs	20,214	17,145
Excess of cost over fair value of net assets acquired	31,427	31,427
Intangible assets	24,927	26,074
Prepaid expenses	1,187	1,769
Other assets	10,639	5,184

Total assets	$470,341	$415,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$35,130	$35,763
Structured settlements	9,794	24,587
Unpaid losses and loss adjustment expenses	104,388	77,564
Unearned premiums	107,859	91,606
Unearned revenue	3,777	5,734
Reinsurance balances payable	1,271	1,060
Accrued agent profit sharing	1,256	1,784
Accrued ceding commission payable	7,059	3,956
Pension liability	2,895	3,126
Deferred federal income taxes	1,225	2,310
Current federal income tax payable	4,652	2,132
Accounts payable and other accrued expenses	26,768	15,600

Total liabilities	306,074	265,222

Commitments and Contingencies

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2007 and 2006;
issued 20,776,080 shares in 2007 and 2006)	3,740	3,740
Additional paid in capital	118,085	117,932
Retained earnings	45,265	31,480
Accumulated other comprehensive loss	(2,746)	(2,344)
Treasury stock, at cost (7,828 shares in 2007 and 2006)	(77)	(77)

Total stockholders' equity	164,267	150,731

	$470,341	$415,953

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006

Gross premiums written	$66,577	$47,876	$131,235	$95,611
Ceded premiums written	(4,281)	(2,484)	(8,168)	(4,440)
Net premiums written	62,296	45,392	123,067	91,171
Change in unearned premiums	(6,986)	(11,133)	(16,109)	(28,478)
Net premiums earned	55,310	34,259	106,958	62,693

Investment income, net of expenses	3,047	2,236	6,037	4,593
Realized gain (loss)	828	(1,283)	881	(1,366)
Finance charges	1,185	1,216	2,271	1,903
Commission and fees	8,159	10,016	16,064	22,280
Processing and service fees	203	727	475	1,584
Other income	4	16	8	20

Total revenues	68,736	47,187	132,694	91,707

Losses and loss adjustment expenses	30,712	20,199	62,897	36,889
Other operating expenses	23,723	20,027	46,424	41,053
Interest expense	796	1,662	1,582	3,247
Interest expense from amortization of discount on convertible notes	-	8,508	-	9,625
Amortization of intangible asset	573	573	1,146	1,146

Total expenses	55,804	50,969	112,049	91,960

Income (loss) before tax	12,932	(3,782)	20,645	(253)

Income tax expense (benefit)	4,117	(940)	6,860	163
Net income (loss)	$8,815	$(2,842)	$13,785	$(416)
Common stockholders net income (loss) per share:
Basic	$0.42	$(0.18)	$0.66	$(0.03)
Diluted	$0.42	$(0.18)	$0.66	$(0.03)

	Three Months Ended June 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	24,751	40,956	13,298	-	79,005

Gross premiums written	24,740	28,540	13,297	-	66,577
Ceded premiums written	(2,804)	(1,477)	-	-	(4,281)
Net premiums written	21,936	27,063	13,297	-	62,296
Change in unearned premiums	(1,731)	(5,474)	219	-	(6,986)
Net premiums earned	20,205	21,589	13,516	-	55,310

Total revenues	20,003	32,978	14,696	1,059	68,736

Losses and loss adjustment expenses	11,267	10,635	8,813	(3)	30,712

Pre-tax income (loss)	2,664	9,441	2,176	(1,349)	12,932

Net loss ratio (1)	55.8%	49.3%	65.2%		55.5%
Net expense ratio (1)	27.0%	32.0%	22.8%		27.9%
Net combined ratio (1)	82.8%	81.3%	88.0%		83.4%

	Three Months Ended June 30, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	23,488	35,285	10,739	-	69,512

Gross premiums written	23,453	13,684	10,739	-	47,876
Ceded premiums written	(2,067)	(417)	-	-	(2,484)
Net premiums written	21,386	13,267	10,739	-	45,392
Change in unearned premiums	(4,532)	(6,258)	(343)	-	(11,133)
Net premiums earned	16,854	7,009	10,396	-	34,259

Total revenues	19,264	17,146	11,890	(1,113)	47,187

Losses and loss adjustment expenses	10,018	3,707	6,482	(8)	20,199

Pre-tax income (loss)	2,773	3,439	2,393	(12,387)	(3,782)

Net loss ratio (1)	59.4%	52.9%	62.4%		59.0%
Net expense ratio (1)	28.9%	22.4%	26.2%		26.8%
Net combined ratio (1)	88.3%	75.3%	88.6%		85.8%

1 Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

	Six Months Ended June 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	48,301	80,313	28,374	-	156,988

Gross premiums written	48,221	54,641	28,373	-	131,235
Ceded premiums written	(5,439)	(2,729)	-	-	(8,168)
Net premiums written	42,782	51,912	28,373	-	123,067
Change in unearned premiums	(2,655)	(11,230)	(2,224)		(16,109)
Net premiums earned	40,127	40,682	26,149	-	106,958

Total revenues	41,770	61,076	28,469	1,379	132,694

Losses and loss adjustment expenses	24,108	21,716	17,080	(7)	62,897

Pre-tax income (loss)	5,423	14,127	4,294	(3,199)	20,645

Net loss ratio (1)	60.1%	53.4%	65.3%		58.8%
Net expense ratio (1)	27.5%	31.8%	23.2%		28.1%
Net combined ratio (1)	87.6%	85.2%	88.5%		86.9%

	Six Months Ended June 30, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	47,152	74,290	21,838	-	143,280

Gross premiums written	46,917	26,856	21,838	-	95,611
Ceded premiums written	(3,852)	(588)	-	-	(4,440)
Net premiums written	43,065	26,268	21,838	-	91,171
Change in unearned premiums	(11,899)	(14,880)	(1,699)	-	(28,478)
Net premiums earned	31,166	11,388	20,139	-	62,693

Total revenues	36,804	33,114	22,687	(898)	91,707

Losses and loss adjustment expenses	17,818	6,519	12,568	(16)	36,889

Pre-tax income (loss)	6,133	5,058	4,444	(15,888)	(253)

Net loss ratio (1)	57.2%	57.3%	62.4%		58.8%
Net expense ratio (1)	29.8%	24.3%	26.4%		27.7%
Net combined ratio (1)	87.0%	81.6%	88.8%		86.5%

1 Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.